Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Investors: Elizabeth Corse	Media: Carter Cromley
(703) 667-6984	(703) 667-6110
elizabeth.corse@savvis.net	carter.cromley@savvis.net

SAVVIS REPORTS FIRST-QUARTER REVENUE UP 11% FROM A YEAR AGO, TO $180.0 MILLION

• Q1 Adjusted EBITDA of $25.4 million, up 62% from Q1 2005 and 14% from Q4 2005

• Paid down $16.0 million on revolving credit facility

• Operating cash flow $18.9 million

ST. LOUIS, MO. – April 24, 2006 – SAVVIS, Inc. (NASDAQ: SVVS), a leading global provider of managed and outsourced IT services, announced today that its revenue for the first quarter of 2006 totaled $180.0 million, compared to $162.2 million in the first quarter of 2005 and $171.5 million in the fourth quarter of 2005. SAVVIS achieved income from operations of $3.7 million in the first quarter, and its consolidated net loss narrowed to $12.4 million, compared to a net loss of $20.9 million in the first quarter of 2005 and a net loss of $13.1 million in the fourth quarter of 2005.

Cost of revenue, which excludes depreciation, amortization, and accretion, was $112.8 million, up 3% from a year ago and 2% from the prior quarter. Gross profit, defined as total revenue less cost of revenue, was $67.2 million, up 27% from a year ago and 11% from the fourth quarter 2005. Gross profit as a percentage of total revenue was 37% in the current quarter, up from 33% a year earlier and 35% in the prior quarter. Adjusted EBITDA* of $25.4 million increased 62% from $15.7 million a year earlier, and 14% from $22.3 million in the previous quarter.

In the first quarter, SAVVIS paid down $16.0 million against its revolving credit facility; following that payment, the company’s borrowing capacity under the facility is $31.7 million. As a result of that payment, total use of cash in the first quarter was $11.6 million. Operating cash flow was $18.9 million and cash capital expenditures were $16.5 million.

Chief Executive Officer Phil Koen said, “SAVVIS continues to extend its track record of improving financial performance, with double-digit growth in revenue and Adjusted EBITDA in the first quarter. Strong sales bookings in the first quarter confirm the value our solutions bring to enterprises in need of secure, reliable IT infrastructure. Our SAVVIS team is committed to providing unique, managed IT services that address our customers’ evolving needs. We are also dedicated to ensuring that our market success translates into the financial improvements that create value for stockholders.”

SAVVIS

First-quarter Financial Results

April 24, 2006

First-Quarter Results

Three months ended: (US$ millions)	March 31, 2006	Dec. 31, 2005	March 31, 2005
Revenue:
Managed IP VPN	$32.4	$30.3	$26.4
Hosting	85.6	79.5	68.8
Digital Content Services	10.6	10.5	9.6
Other Network Services	28.6	27.2	31.7

Total Diversified Revenue	157.2	147.5	136.5
Reuters	22.8	24.0	25.7

Total Revenue	$180.0	$171.5	$162.2

Cost of Revenue(1)	$112.8	$110.8	$109.1
Sales, Gen. & Admin. Expenses(1)	$43.6	$39.6	$37.5
Adjusted EBITDA	$25.4	$22.3	$15.7
Income (Loss) from Operations	$3.7	$2.8	$(5.3)
Net (Loss)	$(12.4)	$(13.1)	$(20.9)

(1)	Cost of Revenue excludes depreciation, amortization, and accretion. Both Cost of Revenue and Sales, General and Administrative Expenses for 2005 have been revised, in accordance with U.S. Securities and Exchange Commission Staff Accounting Bulletin Number 107, to include the effect of non-cash equity-based compensation, which was previously reported separately.

Total revenue for the first quarter increased 11% from a year ago and 5% from the fourth quarter, primarily reflecting strong growth in hosting and managed IP VPN revenue. Cost of revenue was $112.8 million in the current quarter, resulting in gross profit as a percentage of revenue, or gross margin, of 37% in the current quarter, up from 33% in the same quarter last year and 35% in the fourth quarter. The improvement in gross margin reflects SAVVIS’ scalable business model and ongoing cost-optimization efforts.

Sales, general, and administrative expenses (“SG&A”) for the current quarter were $43.6 million as compared to $37.5 million for the same period last year and $39.6 million in the fourth quarter of 2005. As a percentage of revenue, SG&A was 24% in the current quarter, up from 23% in both the first and fourth quarters of 2005, reflecting higher commissions paid on record installation of new business in this quarter.

Income from operations was $3.7 million in the first quarter, compared to a loss from operations of $5.3 million in the same period last year and income from operations of $2.8 million in the fourth quarter of 2005. SAVVIS’ consolidated net loss of $12.4 million was an improvement of $8.5 million from the first quarter 2005 and $0.7 million from the fourth quarter 2005, reflecting revenue growth and the success of cost control initiatives. The first quarter 2005 loss from operations and net loss included $2.1 million of integration costs specifically related to the integration of CWA operations acquired in March 2004.

SAVVIS

First-quarter Financial Results

April 24, 2006

Cash Flow

Net cash provided by operating activities was $18.9 million, compared to $10.0 million in the same period last year and $31.3 million in the fourth quarter 2005. Operating cash flow included cash payments totaling $3.3 million and $0.2 million in the first and fourth quarters 2005, respectively, of acquisition and integration costs related to assets acquired in March 2004.

Cash capital expenditures for the first quarter 2006 totaled $16.5 million, including $2.3 million for the completion of an existing data center in Santa Clara, California, largely offset by cash payments received from a customer in advance for future services at that data center. Overall, approximately 70% of SAVVIS’ capital expenditures are driven by revenue-generating opportunities.

SAVVIS’ cash position at March 31, 2006, was $49.6 million, compared to $61.2 million at December 31, 2005. In the first quarter, SAVVIS used $16.0 million of cash to pay down part of its revolving credit facility, reflected in financing cash flows for the quarter. As of March 31, 2006, SAVVIS carries $42.0 million of debt on its balance sheet related to that facility, and has a borrowing capacity of $31.7 million.

Financial Outlook

Chief Financial Officer Jeff Von Deylen said, “Successful execution of our strategy continues to yield improvements in SAVVIS’ financial performance, with revenue up 11% in the first quarter, and our core revenue from managed IP VPN, hosting, and digital content services up 23% from a year ago. Given our solid cash position, and $18.9 million of operating cash flow, we were able to pay down $16.0 million of our revolving credit facility. On the basis of these results, we remain comfortable with our financial outlook for 2006.”

Based on current information, SAVVIS management’s expectations for 2006 financial results remain largely unchanged from its outlook of February 2, 2006, and include:

•	Total revenue in a range of $730-750 million, for growth of 9-12%, including:

•	Hosting revenue increasing 20-25%

•	Managed IP VPN revenue increasing 14-18%, and

•	Reuters contributing approximately 12-13% of total revenue, compared to 15% of total revenue in 2005;

•	Adjusted EBITDA in a range of $100-110 million, for growth of over 25%;

•	Cash capital expenditures of $60-70 million; and

•	Continued positive cash flow.

SAVVIS

First-quarter Financial Results

April 24, 2006

* Adjusted EBITDA

“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, accretion, integration costs, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Investor Conference Call

SAVVIS will webcast an investor conference call today, April 24, 2006, at 5:00 PM EDT. Both the webcast and supporting presentation will be available at www.savvis.net on the Investor Relations page. A live conference call will also be available at +1 210-234-0001 and 877-675-5901 (in North America, toll free), with the password “SAVVIS NEWS.” Recorded replays will be available on the website for six months, and by telephone for two weeks, at +1 203-369-0226 and 866-365-4159 (in North America, toll free) beginning at 8:00 PM EDT today.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from SAVVIS’ expectations. Certain factors that could adversely affect actual results are set forth as risk factors described in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2005, and all subsequent filings. Those risk factors include, but are not limited to, variability in pricing for SAVVIS’ products, highly competitive markets, rapid evolution of technology, variability in the availability and terms of financing, uncertainties related to merger and acquisition activity, volatility in securities markets, changes in our operating environment, and changes in regulatory environments. The forward-looking statements contained in this document speak only as of the date of publication, April 24, 2006. Subsequent events and developments may cause the company’s forward-looking statements to change, and the company will not undertake efforts to revise those forward-looking statements to reflect events after this date.

About SAVVIS

SAVVIS, Inc. (NASDAQ: SVVS) is a leading global provider of managed and outsourced IT services that focuses exclusively on IT solutions for businesses. With an IT services platform that extends to 45 countries, SAVVIS has over 5,000 enterprise customers and leads the industry in delivering secure, reliable, and scalable hosting, network, and application services. These solutions enable customers to focus on their core business while SAVVIS ensures the quality of their IT systems and operations. SAVVIS’ strategic approach combines virtualization technology, a global network and 25 data centers, and automated management and provisioning systems. For more information about SAVVIS, visit www.savvis.net.

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SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(dollars in thousands, except share data)

	Three Months Ended March 31,
	2006	2005
Revenue	$179,955	$162,172
Operating Expenses:
Cost of revenue (1) (2)	112,754	109,087
Sales, general, and administrative expenses (2)	43,571	37,525
Depreciation, amortization, and accretion	19,926	18,819
Integration costs	—	2,061

Total Operating Expenses	176,251	167,492

Income (Loss) from Operations	3,704	(5,320)
Net interest expense and other	16,152	15,562

Net Loss	(12,448)	(20,882)
Accreted and deemed dividends on Series A
Convertible Preferred stock	11,188	9,991

Net Loss Attributable to Common Stockholders	$(23,636)	$(30,873)

Basic and Diluted Loss per Common Share	$(0.13)	$(0.17)

Basic and Diluted Weighted Average Common Shares Outstanding (3)	182,287,990	180,447,121

(1)	Excludes depreciation, amortization, and accretion, which is reported separately.
(2)	Cost of revenue includes $0.2 million and less than $0.1 million of non-cash equity-based compensation for the three months ended March 31, 2006 and 2005, respectively. Sales, general and administrative expenses include $1.6 million and $0.1 million of non-cash equity-based compensation for the three months ended March 31, 2006 and 2005, respectively.
(3)	As the effects of including the incremental shares associated with options, warrants, unvested restricted stock, and Series A Convertible Preferred stock are antidilutive, they are not included in diluted weighted average common shares outstanding. Diluted common shares on an as converted basis were 634,586,016 and 566,496,904 as of March 31, 2006 and 2005, respectively.

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(dollars in thousands)

	March 31, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$49,594	$61,166
Trade accounts receivable, net	49,285	51,601
Prepaid expenses and other current assets	19,303	16,126

Total Current Assets	118,182	128,893
Property and equipment, net	262,934	261,225
Intangible assets, net	7,286	8,531
Other non-current assets	11,641	10,997

Total Assets	$400,043	$409,646

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Payables and other trade accruals	$47,632	$46,398
Current portion of capital lease obligations	2,851	596
Other accrued liabilities	70,478	78,697

Total Current Liabilities	120,961	125,691
Long-term debt	271,691	275,259
Capital lease obligations, net of current portion	60,968	59,890
Other accrued liabilities	86,316	80,815

Total Liabilities	539,936	541,655

Stockholders’ Deficit:
Series A Convertible Preferred stock	314,033	305,173
Common stock	1,878	1,813
Additional paid-in capital	349,657	353,836
Accumulated deficit	(802,982)	(790,534)
Accumulated other comprehensive loss	(2,479)	(2,297)

Total Stockholders’ Deficit	(139,893)	(132,009)

Total Liabilities and Stockholders’ Deficit	$400,043	$409,646

SAVVIS, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended March 31,
	2006	2005
Cash Flows from Operating Activities:
Net loss	$(12,448)	$(20,882)
Reconciliation of net loss to net cash provided by operating activities:
Depreciation, amortization, and accretion	19,926	18,819
Non-cash equity-based compensation	1,817	123
Accrued interest	12,787	11,765
Net changes in operating assets and liabilities:
Trade accounts receivable	1,046	1,641
Prepaid expenses and other current and other non-current assets	(2,093)	(2,180)
Payables and other trade accruals	2,213	3,185
Deferred revenue	5,234	(939)
Other accrued liabilities	(9,617)	(1,552)

Net cash provided by operating activities	18,865	9,980

Cash Flows from Investing Activities:
Payments for capital expenditures	(16,465)	(14,121)
Other investing activities	70	(834)

Net cash used in investing activities	(16,395)	(14,955)

Cash Flows from Financing Activities:
Payments under capital lease obligations	(168)	(36)
Principal payments under revolving credit facility	(16,000)	—
Other financing activities	2,240	(10)

Net cash used in financing activities	(13,928)	(46)

Effect of exchange rate changes on cash and cash equivalents	(114)	(82)

Net Decrease in Cash and Cash Equivalents	(11,572)	(5,103)
Cash and Cash Equivalents, Beginning of Period	61,166	55,369

Cash and Cash Equivalents, End of Period	$49,594	$50,266

SAVVIS, Inc. and Subsidiaries

Unaudited Selected Condensed Consolidated Financial Information

(dollars in thousands)

	Three Months Ended
	March 31, 2006	December 31, 2005	March 31, 2005
Revenue:
Diversified revenue:
Managed IP VPN	$32,351	$30,300	$26,363
Hosting	85,567	79,462	68,784
Digital Content Services	10,616	10,506	9,560
Other Network Services	28,611	27,194	31,736

Total Diversified Revenue	157,145	147,462	136,443
Reuters	22,810	24,051	25,729

Total Revenue	$179,955	$171,513	$162,172

Adjusted EBITDA(1) Reconciliation:
Income (loss) from operations	$3,704	$2,836	$(5,320)
Depreciation, amortization, and accretion	19,926	18,288	18,819
Integration costs	—	—	2,061
Non-cash equity-based compensation	1,817	1,207	123

Adjusted EBITDA	$25,447	$22,331	$15,683

	March 31, 2006	December 31, 2005	March 31, 2005
Diluted Common Shares (end of period):
Total common shares outstanding	187,828,834	181,347,790	180,463,461
Series A Convertible Preferred stock on an as converted basis	422,732,630	410,918,717	377,421,276
Unvested restricted stock units	18,390,000	14,265,000	—
Warrants and options outstanding
(treasury method)	5,634,552	4,633,814	8,612,167

Diluted Common Shares on an as Converted Basis	634,586,016	611,165,321	566,496,904

(1)	“Adjusted EBITDA” represents income (loss) from operations before depreciation, amortization, accretion, net restructuring charges, integration costs, and non-cash equity-based compensation. We have included information concerning Adjusted EBITDA because we believe that in our industry such information is a relevant measurement of a company’s financial performance and liquidity. The calculation of Adjusted EBITDA is not specified by United States generally accepted accounting principles. Our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.